                                                                   EXHIBIT 99.1



                           [INDUS INTERNATIONAL LOGO]

CONTACTS:
Indus International                                   Kalt Rosen & Co.
Jeffrey A. Babka, Chief Financial Officer             Pierre Hirsch /Howard Kalt
800/650-8444                                          415/397-2686

        INDUS INTERNATIONAL 2ND QUARTER RESULTS KEEP TURNAROUND ON TRACK

                FINANCIAL PERFORMANCE MEETS OR EXCEEDS GUIDANCE

ATLANTA, OCTOBER 29, 2003 - Indus International, Inc. (NASDAQ: IINT), a leading provider of asset and customer management solutions, announced results of operations for its second quarter of fiscal 2004, ended September 30, 2003, and provided guidance for future financial performance. Results for the quarter and the six months ended September 30, 2003, include operations for Indus Utility Systems (IUS), previously known as SCT Global Energy and Utilities Solutions, which was acquired from Systems & Computer Technology Corporation (SCT) on March 5, 2003.

Revenue for the second quarter of fiscal 2004 increased 28.5 percent to $34.0 million, versus $26.5 million in the quarter ended September 30, 2002. Net loss for the quarter was $4.6 million, or $0.09 per share, compared to a net loss of $3.3 million, or $0.09 per share, in the quarter ended September 30, 2002. Per share amounts reflect a year-over-year 13.7 million increase in average shares outstanding, resulting from the financing associated with the IUS acquisition. Net loss for the September 2002 quarter was reduced by $4.7 million due to tax credits recognized in the period. Pre-tax losses for the second quarter of fiscal 2004 amounted to $4.2 million versus $8.0 million for the comparable quarter of 2002, a 47.8-percent improvement.

Indus' second quarter fiscal 2004 results represent the Company's second consecutive quarter of improved bottom line performance. Revenue was within the Company's projected range, and earnings exceeded the outlook provided by the Company in its July report on first quarter results.

Recognized license revenue in the second quarter of fiscal 2004 totaled $5.3 million, compared to $3.1 million in the corresponding quarter a year ago. Orders for new licenses received during the quarter amounted to $3.7 million compared to $2.3 million in the quarter ended September 30, 2002.

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                     Indus Announces Fiscal Second Quarter 2004 Results, page 2


Services revenue for the quarter amounted to $28.7 million versus $23.4 million in the September quarter of 2002.

Operating expenses in the second quarter of fiscal 2004 increased 10 percent to $22.7 million, from $20.6 million in the comparable quarter of 2002. This increase is attributable to incremental increases in operating expenses relating to the newly acquired IUS business, particularly in the area of Sales & Marketing, partially offset by reductions in development expenses throughout the business.

Cash (including cash equivalents, restricted cash and long- and short-term marketable securities) was $34.0 million at September 30, 2003, compared to $36.4 million at June 30, 2003, and higher than our July 31, 2003 guidance of between $29 million to $31 million. The Company's rate of cash consumption declined primarily as a result of improved days outstanding on accounts receivable, down to 55 days at September 30, 2003, from 62 days at June 30, 2003.

Deferred revenue was $35.3 million at September 30, 2003, compared with $38.3 million at June 30, 2003. The decrease is attributable to license revenue on several orders received in prior periods but recognized in the fiscal second quarter and the monthly recognition of deferred maintenance revenue.

MANAGEMENT COMMENTARY
Tom Madison, Indus' Chief Executive Officer said, "We are on track with our plans to achieve positive cash flow and positive net income. Recent actions, including the acquisition of the CIS/CRM business, have enabled us to both increase revenue and improve operating margins evidenced in our quarterly results."

Madison added, "We are particularly pleased with our year-to-year growth in total revenues, license sales and bottom line performance. Comparing the first half of our fiscal year 2004 to the same six-month period last year, we have increased total revenues by 26 percent, increased license revenue by 91 percent, increased our gross margin percentage from 47 percent to 54 percent and improved our bottom line performance by almost 50 percent."

Jeff Babka, Indus' Chief Financial Officer, added, "As expected, the normal seasonality associated with the September quarter led to revenue being down from the June quarter. However, because of the continued success of our cost and cash management programs, net losses and our rate of cash

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                     Indus Announces Fiscal Second Quarter 2004 Results, page 3 consumption improved sequentially as we continued to keep our turnaround and the achievement of profitability on track."

2004 OUTLOOK
For its third quarter of fiscal 2004 ending December 31, the Company projects revenue of between $34 million and $37 million, net loss ranging between $2.5 million and $4.5 million and a December 31, 2003, cash balance of between $29 million and $31 million. "We continue to believe that the plans we have in place to grow license revenue and cut costs will enable us to return to quarterly profitability and positive cash flow in the March 2004 quarter," said Babka. "Further, we expect the December 2003 quarter to continue the trend of sequential bottom line improvement that we have delivered for the past two quarters."

INVESTOR CONFERENCE CALL
As announced on October 9, Indus will conduct an investor conference call to discuss the Company's results at 5:00 p.m. (Eastern) later today. Investors may access the conference call over the Internet via the Company's Website (investor.indus.com), or via telephone by dialing 973-582-2785. Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available through 6:30 p.m. (Eastern) Wednesday, November 5, by dialing (877) 519-4471 (international callers dial
(973) 341-3080) and entering reservation number 4236788; or by going to the Company's Website (investor.indus.com).

Like most companies, Indus will be taking live questions from securities analysts and institutional portfolio managers but the complete call is open to all interested parties on a listen-only basis. Furthermore, Indus will answer questions submitted by individual investors. Individual investors should send their questions via email to investorqa@indus.com.

ABOUT INDUS INTERNATIONAL
Indus International provides breakthrough value to its clients by delivering ActionPoint Management, a business improvement program which delivers all the information needed by an end user to make the best decision possible at the point where that decision is made. Indus asset and customer management software products, professional services and hosted service offerings improve our clients' profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus asset


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                     Indus Announces Fiscal Second Quarter 2004 Results, page 4 management solutions are used by more than 300,000 end users in more than 40 countries and diverse industries -- including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. And, Indus customer management products and services are used by nearly 200 customers to support more than 92 million utility accounts worldwide. For more information, visit our Website at http://www.indus.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This press release contains statements, estimates or projections that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements include, but are not limited to, anticipated revenues and operating results for the quarter ending on September 30, 2003, the Company's anticipated cash position in future periods, the Company's ability to increase revenues and deliver a reduced cost structure during the remainder of fiscal 2004, and the Company's ability to achieve future profitability and positive cash flow in the fourth quarter of fiscal 2004. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our expectations or projections. These risks include, but are not limited to, the successful integration of the acquisition of IUS, including the challenges inherent in diverting the Company's management attention and resources from other strategic matters and from operational matters, the successful rationalization of the IUS business and products, ability to realize anticipated or any synergies or cost-savings from the acquisition, current market conditions for Indus' and IUS products and services, Indus' ability to achieve growth in its core product offerings and the combined Indus/IUS offerings, Indus' ability to achieve projected revenues, gross margin, operating results and earnings, market acceptance and the success of Indus' and IUS products, the success of the Company's product development strategy, Indus' competitive position, the ability to enter into new partnership arrangements and to retain existing partnership arrangements, uncertainty relating to and the management of personnel changes, timely development and introduction of new products, releases and product enhancements, current economic conditions and the timing and extent of a recovery, heightened security and war or terrorist acts in countries of the world that affect the Company's business, and other risks identified from time-to-time in the Company's SEC filings. Investors are advised to consult the Company's filings with the SEC, including its 2002
Annual Report on Form 10-K, as amended, and subsequent quarterly reports on Form 10-Q, for a further discussion of these and other risks.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

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
                      Indus Announces Fiscal Second Quarter 2004 Results, page 5


                           INDUS INTERNATIONAL, INC.
                        CONSOLIDATED INCOME STATEMENTS
                      (In Thousands, except per share data)
                                   (Unaudited)


                                            Three Months Ended         Six Months Ended
                                               September 30,             September 30,
                                           ---------------------     ---------------------
                                             2003         2002         2003         2002
                                           --------     --------     --------     --------
REVENUES:
   Software licensing fees                 $  5,263     $  3,057     $ 14,079     $  7,367
   Services:
       Support, Outsourcing and Hosting      14,037        8,504       29,061       18,362
      Consulting, Training and Other         14,705       14,896       29,091       31,760
                                           --------     --------     --------     --------
Total Revenues                               34,005       26,457       72,231       57,489
                                           --------     --------     --------     --------
Cost of Revenues:
   Software licensing fees                      149          446          378        2,309
   Services:
       Support, Outsourcing and Hosting       4,996        2,913       10,654        5,862
       Consulting, Training and Other        10,341       10,509       22,546       22,173
                                           --------     --------     --------     --------
Total Cost of Revenues                       15,486       13,868       33,578       30,344
                                           --------     --------     --------     --------
Gross Margin                                 18,519       12,589       38,653       27,145
                                           --------     --------     --------     --------
OPERATING EXPENSES:
  Research and Development                    8,769       10,607       19,314       22,879
  Sales and Marketing                         8,835        7,256       17,194       14,774
  General and Administrative                  5,075        2,768       10,525        9,076
  Restructuring Expenses                         11           --           23        4,029
                                           --------     --------     --------     --------
       Total operating expenses              22,690       20,631       47,056       50,758
                                           --------     --------     --------     --------
Operating Loss                               (4,171)      (8,042)      (8,403)     (23,613)
Other Income (Expense)                          (10)          31         (491)         833
                                           --------     --------     --------     --------
Pre-tax Loss                                 (4,181)      (8,011)      (8,894)     (22,780)
Provision for income taxes                      382       (4,728)         593       (4,428)
                                           --------     --------     --------     --------
Net Loss                                   $ (4,563)    $ (3,283)    $ (9,487)    $(18,352)
                                           --------     --------     --------     --------
Net loss per share:
  Basic                                    $  (0.09)    $  (0.09)    $  (0.21)    $  (0.52)
                                           ========     ========     ========     ========
  Diluted                                  $  (0.09)    $  (0.09)    $  (0.21)    $  (0.52)
                                           ========     ========     ========     ========
Shares used in computing per share data:
  Basic                                      48,922       35,175       45,519       35,303
  Diluted                                    48,922       35,175       45,519       35,303




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                      Indus Announces Fiscal Second Quarter 2004 Results, page 6


                            INDUS INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)



ASSETS                                                   September 30, 2003    March 31, 2003
                                                         ------------------    --------------
                                                           (Unaudited)

CURRENT ASSETS:

Cash and cash equivalents                                     $  28,117           $  32,667
Marketable securities                                                --                 757
Restricted cash, current                                            437               2,834
Billed accounts receivable, net                                  19,728              26,301
Unbilled accounts receivable                                      7,892              12,841
Income tax receivable                                               540               5,226
Other current assets                                              4,008               8,634
                                                              ---------           ---------
  Total current assets                                           60,722              89,260


Property and equipment, net                                      35,368              38,088
Restricted cash, noncurrent                                       5,492               2,601
Acquired intangible assets                                       12,137              13,258
Other assets                                                      4,048               1,303
                                                              ---------           ---------
          Total assets                                        $ 117,767           $ 144,510
                                                              =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Notes payable                                                 $     767           $  24,516
Accounts payable                                                  5,104               5,102
Income taxes payable                                              5,104               5,038
Other accrued liabilities                                        18,138              20,568
Current portion of obligations under capital leases                 176                 274
Deferred revenue                                                 35,340              50,604
                                                              ---------           ---------
  Total current liabilities                                      64,629             106,102

Mortgage, capital leases and other liabilities                   19,219               9,974

STOCKHOLDERS' EQUITY:

Common stock                                                         52                  42
Additional paid-in capital                                      149,254             135,279
Treasury stock, at cost                                          (4,681)             (4,681)
Deferred compensation                                               (60)                (79)
Accumulated Deficit                                            (111,430)           (101,943)
Accumulated other comprehensive loss                                784                (184)
                                                              ---------           ---------
  Total stockholders' equity                                     33,919              28,434
                                                              ---------           ---------
          Total liabilities and stockholders' equity          $ 117,767           $ 144,510
                                                              ---------           ---------


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                      Indus Announces Fiscal Second Quarter 2004 Results, page 7



                           INDUS INTERNATIONAL, INC.
               CONDENSED CONSOLIDATED CHANGE IN DEFERRED REVENUE
                                 (In Thousands)
                                   (Unaudited)


                                             Three Months Ended           Six Months Ended
                                               September 30,                September 30,
                                           ---------------------       ----------------------
                                             2003          2002          2003          2002
                                           --------      --------      --------      --------
Deferred Software License Fees:
      Balance at beginning of period       $ 11,242      $ 15,545      $ 16,981      $ 18,782
      Executed license contracts              3,719         2,254         8,376         3,172
      Software license fees recognized       (5,263)       (3,057)      (14,079)       (7,367)
      Other                                     (39)          (61)       (1,619)           94
                                           --------      --------      --------      --------
      Balance at end of period             $  9,659      $ 14,681      $  9,659      $ 14,681
Services and Maintenance                     25,681        14,647        25,681        14,647
                                           --------      --------      --------      --------
      Total deferred revenue               $ 35,340      $ 29,328      $ 35,340      $ 29,328
                                           --------      --------      --------      --------


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